Exhibit 99.1

Buick-GMC Sales Increase 54 Percent in March, Leading a

43-Percent Gain for GM Brands

•	Combined Sales for Chevrolet, Buick, GMC and Cadillac Increase 43 percent

•	Sixth Consecutive Month of Year-over-Year Sales Gains for GM’s Four Brands

•	GM Estimates the Brands Will Increase Combined Total and Retail Market Share

DETROIT – Buick and GMC dealers in the U.S. reported sales for those brands in March that were 54 percent higher than March 2009. This led to an overall gain of 43 percent for the Chevrolet, Buick, GMC and Cadillac brands in the U.S. Total combined sales for GM’s four brands were 185,406 during the month. This represents a 34-percent increase from February 2010.

These results are evidence that the company’s plan to create sustainable and profitable growth is on track, according to Susan Docherty, GM vice president of marketing. “Our March results show continued progress toward our growth plan. By investing in our brands and remaining disciplined in our approach to the U.S. market, we posted solid results,” said Docherty. “Our new vehicles, like the Chevrolet Equinox, Buick LaCrosse, GMC Terrain, and Cadillac SRX, are being well-received by customers for many good reasons, including quality, safety, excellent fuel economy, and higher resale values.”

Buick sales rose 76 percent and were led by the Buick LaCrosse, with an increase of 236 percent for the month. Year-to-date, sales of the LaCrosse have increased 197 percent (read more).

GMC sales increased by 45 percent for the month, led by sales of the GMC Terrain, which were up 331 percent for the month versus the vehicle it replaced. For the year, sales of the Terrain are up 245 percent (read more).

Chevrolet dealers reported sales of 133,165 – 41 percent higher than March 2009. The Chevrolet Equinox continued to sell at a brisk pace, with sales up 194 percent, compared to last year. Year-to-date, sales of the Equinox have more than doubled (read more).

In order to meet growing customer demand for the Chevrolet Equinox and GMC Terrain, GM announced plans to add additional production capacity last week (read more).

Cadillac March sales increased 42 percent on high demand for the Cadillac SRX. March sales of the SRX were 550 percent higher than a year ago, and are up more than 425 percent for the year (read more)

Month-end dealer inventory in the U.S. stood at about 428,000 units, which is about 8,000 higher compared to February 2010, and about 338,000 lower than March 2009.

March Key Facts:

•

Chevrolet: total sales up 41 percent; retail sales up 24 percent; Chevrolet Equinox retail sales increased 225 percent; Camaro recorded its highest level of retail sales (8,267) since it was launched 12 months ago

•	Buick: total sales up 76 percent; retail sales up 34 percent; Buick LaCrosse retail sales rose 144 percent

•	GMC: total sales up 45 percent; retail sales up 43 percent; GMC Terrain retail sales were up 425 percent (compared to the Pontiac Torrent – the vehicle it replaced)

•	Cadillac: total sales up 42 percent; retail sales up 18 percent; Cadillac SRX retail sales were up 508 percent

•	Crossovers for GM’s four brands doubled sales in March compared to last year

•	CYTD Sales for Chevrolet, Buick, GMC and Cadillac are up 36 percent.

•	Combined Total and Retail sales for Chevrolet, Buick, GMC and Cadillac have increased year-over-year for six straight months.

About General Motors: General Motors, one of the world’s largest automakers, traces its roots back to 1908. With its global headquarters in Detroit, GM employs 204,000 people in every major region of the world and does business in some 140 countries. GM and its strategic partners produce cars and trucks in 34 countries, and sell and service these vehicles through the following brands: Buick, Cadillac, Chevrolet, FAW, GMC, GM Daewoo, Holden, Opel, Vauxhall and Wuling. GM’s largest national market is the United States, followed by China, Brazil, Germany, the United Kingdom, Canada, and Italy. GM’s OnStar subsidiary is the industry leader in vehicle safety, security and information services. General Motors acquired operations from General Motors Corporation on July 10, 2009, and references to prior periods in this and other press materials refer to operations of the old General Motors Corporation. More information on the new General Motors can be found at www.gm.com.

###

CONTACT:

Tom Henderson

tom.e.henderson@gm.com

313-410-2704 cell

For release: March 26, 2010, 7:00 AM

CHEVY EQUINOX ADDS CAPACITY TO MEET CUSTOMER DEMAND

Innovative Manufacturing Arrangement Allows For Additional Equinox Crossovers

DETROIT –Two plants are joining forces with an innovative solution to increase capacity for the hot-selling Chevrolet Equinox. Under the plan, the CAMI Automotive plant in Ingersoll, Ontario, will be expanded to produce extra units beyond the plant’s existing capacity to paint and assemble them. These Equinox body assemblies will then be shipped to the Oshawa plant for paint and final assembly alongside the current Chevrolet Impala production.

With segment-leading fuel economy and the functionality of a crossover, the 2010 Chevrolet Equinox has been an unmitigated success since its introduction in June. It has maintained one of the industry’s lowest inventories, and dealers have been selling them right off the delivery trucks. This is the third action to increase capacity for the Equinox since its start of production last year.

“This increased capacity for the Equinox is exactly what the doctor ordered,” said Alan Batey, U.S. vice president, Chevrolet sales. “This will help us get more vehicles on our dealers’ lots and offer customers more choice – a winning solution all the way around.”

Evidence of the success of the Chevy Equinox:

•	Retail sales climbed 121% over Feb. 2009, the eighth consecutive month of year-over-year retail sales increase

•	Approximately half of Equinox sales come from non-GM trade-ins

•	In February, Equinox averaged 16 days-to-turn

•	71,736 sales of 2010 Equinox since introduction (June through February)

# # #

CONTACT:

Brian Goebel

Chevrolet Communications

313-665-8049

brian.goebel@gm.com

Buick sales up 76 percent in March,

reaching younger buyers with LaCrosse

Buick posted its sixth straight month of U.S. sales increases in March as the LaCrosse luxury sedan continued to attract a new audience for the brand.

Buick reported March sales of 12,954, up 76 percent compared to the same month last year. Sales of LaCrosse were up 236 percent in March. The Enclave also had a good month with sales up 42 percent.

Introduced in 2010, LaCrosse is reshaping the face of Buick. LaCrosse buyers are three times more likely to be in the 16-55 age range. LaCrosse also has had a double-digit percentage point residual value improvement over the previous model.

“LaCrosse is getting the attention of younger buyers with its design, responsive handling and a host of advanced technologies,” said Brian Sweeney, U.S. vice president of Buick-GMC sales. “LaCrosse is changing consumer perception of the Buick brand.”

The Buick lineup will get another boost this summer with the launch of the 2011 Regal, a mid-sized sports sedan with European-bred driving experience.

With the new LaCrosse and soon-to-be released Regal, Buick is also attracting strong reviews from auto critics. Motor Trend magazine declared “Buick is Back!” on its April cover. It was the first time in 28 years that Buick was featured on the magazine’s cover.

In the issue, LaCrosse beat the higher-priced Lexus ES 350 in a head-to-head comparison. Motor Trend Editor-in-Chief Angus Mackenzie said the Regal was “likely to appeal to young, affluent, trend-setting import buyers.”

Cadillac sales rise 42 percent led by SRX

The SRX luxury crossover posted another triple-digit month of sales increases as Cadillac total sales increased 42 percent in March.

Sales of SRX, a compact crossover redesigned for the 2010 model year, rose 550 percent, the seventh straight month of more than 100 percent year-over-year growth. The new SRX also is commanding a residual value well above the residual value for the previous model – up more than 17 percentage points.

“The SRX is proof that the right vehicle can break through even in a difficult market,” said Kurt McNeil, U.S. vice president for Cadillac sales. “SRX is appealing to luxury buyers searching for a crossover with style and performance.”

In a March review, AutoWeek editors cited the SRX Turbo’s excellent handling, smooth powertrain and premium interior.

“The hits keep coming from Cadillac,” AutoWeek Associate Editor Jonathan Wong wrote. “Following all the great CTS variants to spill out from Caddy, it continues the trend with this SRX Turbo.”

SRX is building on a strong foundation at Cadillac. CTS retail sales rose 12 percent in March, compared to February, as its sales momentum this year continued. In May, Cadillac will launch an all-new CTS Coupe to extend the acclaimed CTS nameplate. The brand adds the high-performance CTS-V Sport Wagon later this year.

GMC crossovers drive 45 percent March sales increase

GMC total sales rose 45 percent in March to 27,648 thanks to a strong month from Terrain, a compact crossover that’s broadening the appeal of GMC.

GMC retail sales were up 43 percent. The brand has posted retail and total year-over-year increases for six straight months. Sales of Terrain rose 331 percent, compared to the vehicle it replaced. Acadia also had a good month with a 37 percent sales increase.

The Sierra full-size pickup had its best retail sales month of the year and posted a total sales increase of 26 percent, compared to March last year.

Terrain continues to bring new customers to the brand, attracting a higher proportion of women than any other GMC product. About 40 percent of Terrain buyers are women, more than 10 percentage points above the overall brand.

To meet the growing customer demand for the Terrain, GM’s CAMI Automotive Plant in Ingersoll, Ontario, has developed an innovative production scheme – shuttling Terrain bodies to a plant in Oshawa for final assembly. This is the third time that production has been increased to meet growing demand for the Terrain.

Terrain comes equipped with a host of safety and convenience features such as a standard rear-vision camera, programmable power lift gate, Bluetooth connectivity, a USB port and DVD rear-seat entertainment system. It also offers a best-in-segment EPA-estimated highway fuel economy of 32 miles per gallon.

“Terrain maintains GMC’s reputation for bold styling and engineering excellence,” said Brian Sweeney, U.S. vice president for Buick-GMC sales. “At the same time, Terrain’s suite of standard features and fuel-efficiency are extending the brand to customers who see Terrain as a ‘smart choice’ for a capable crossover.”

In a recent review for AskPatty.com, a site that provides automotive advice for women, automotive journalist Madelyn Miller praised Terrain for its style, fuel-efficiency and versatility.

“Imagine a car that could carry five passengers – making you very popular for carpools. A car with a trunk that can carry soccer equipment, a month’s worth of groceries, and lots of luggage. A car that is kind of like a little black dress—it works well everywhere…Your fantasy is a reality with the GMC Terrain,” Miller wrote in her review.

Equinox, Traverse & Camaro spark sales increase for Chevrolet

Chevrolet posted 133,165 total deliveries in March 2010, up 41% versus the same month last year. This Chevrolet sales increase marked the third straight month of year-over-year total sales increases and the sixth straight month of retail sales increases.

Chevrolet’s year-over-year increase was paced by its three most recent launch vehicles: Equinox, Traverse and Camaro. Chevrolet’s crossovers, Equinox and Traverse, turned in total sales increases of 194% and 33%, respectively. Meanwhile, Camaro delivered 8,904 total sales last month and achieved its highest retail sales month since launching in April of last year.

Chevrolet also saw strong year-over-year sales increases from its core vehicles. Silverado sales rose 27% compared to the same month last year. Malibu sales were up 20%. Chevrolet Tahoe and Suburban notched total sales increases of 19% and 83%, respectively.

“Chevrolet is focused on designing, building and selling the cars, crossovers and trucks that customers want to drive.” said Jim Campbell, U.S. Vice President for Chevrolet Marketing.

GM U.S. Deliveries for March 2010 – Divisional Brand Level

*S/D Curr: 26	March				(Calendar Year-to-Date) January - March
*S/D Prev: 25	2010	2009	% Chg Volume	% Chg per S/D	2010	2009	%Chg Volume
Vehicle Total	188,546	156,380	20.6	15.9	477,322	412,903	15.6
Brand Total	185,406	129,368	43.3	37.8	469,353	346,135	35.6
Other Brand Total	3,140	27,012	-88.4	-88.8	7,969	66,768	-88.1

GM Vehicle Deliveries by Marketing Division
	2010	2009	% Chg Volume	% Chg per S/D	2010	2009	%Chg Volume
Buick Total	12,954	7,369	75.8	69.0	32,136	20,534	56.5
Cadillac Total	11,639	8,209	41.8	36.3	29,352	23,746	23.6
Chevrolet Total **	133,165	94,704	40.6	35.2	338,458	247,445	36.8
GMC Total **	27,648	19,086	44.9	39.3	69,407	54,410	27.6
Brand Total	185,406	129,368	43.3	37.8	469,353	346,135	35.6
HUMMER Total	294	831	-64.6	-66.0	855	3,106	-72.5
Pontiac Total	109	17,583	-99.4	-99.4	582	40,887	-98.6
Saab Total	0	1,265	***.*	***.*	608	2,932	-79.3
Saturn Total	2,737	7,333	-62.7	-64.1	5,924	19,843	-70.1
Other Brand Total	3,140	27,012	-88.4	-88.8	7,969	66,768	-88.1
GM Vehicle Total	188,546	156,380	20.6	15.9	477,322	412,903	15.6

*	Twenty-six selling days (S/D) for the March period this year and twenty-five for last year.
**	Effective August 2007, GM includes GMC & Chevrolet dealer deliveries of commercial vehicles distributed by American Isuzu Motors, Inc.

Global Market and Industry Analysis - Sales Reporting and Data Management	Page 1 of 2

GM U.S. Deliveries for March 2010 by Model

	March				(Calendar Year-to-Date) January - March
	2010	2009	% Chg Volume	% Chg per S/D	2010	2009	% Chg Volume
Selling Days (S/D)	26	25
Enclave	4,519	3,193	41.5	36.1	12,372	9,271	33.4
LaCrosse	6,054	1,800	236.3	223.4	14,345	4,825	197.3
Lucerne	2,381	2,372	0.4	-3.5	5,419	6,420	-15.6
Rainier	0	0	***.*	***.*	0	3	***.*
Rendezvous	0	1	***.*	***.*	0	1	***.*
Terraza	0	3	***.*	***.*	0	14	***.*
Buick Total	12,954	7,369	75.8	69.0	32,136	20,534	56.5
CTS	2,870	3,899	-26.4	-29.2	8,125	10,576	-23.2
DTS	2,146	1,161	84.8	77.7	3,375	3,505	-3.7
Escalade	1,269	1,116	13.7	9.3	3,924	3,707	5.9
Escalade ESV	666	510	30.6	25.6	1,614	1,598	1.0
Escalade EXT	159	226	-29.6	-32.4	382	727	-47.5
SRX	4,090	629	550.2	525.2	10,866	2,069	425.2
STS	400	576	-30.6	-33.2	965	1,346	-28.3
XLR	39	92	-57.6	-59.2	101	218	-53.7
Cadillac Total	11,639	8,209	41.8	36.3	29,352	23,746	23.6
Avalanche	1,619	897	80.5	73.5	4,020	3,198	25.7
Aveo	3,979	2,285	74.1	67.4	8,084	5,444	48.5
Camaro	8,904	0	***.*	***.*	20,757	0	***.*
Chevy C/T Series	2	2	0.0	-3.8	3	9	-66.7
Chevy W Series	44	74	-40.5	-42.8	111	217	-48.8
Cobalt	10,316	7,930	30.1	25.1	37,379	21,438	74.4
Colorado	2,045	2,617	-21.9	-24.9	5,231	7,713	-32.2
Corvette	955	1,183	-19.3	-22.4	2,433	3,052	-20.3
Equinox	12,805	4,361	193.6	182.3	30,379	13,226	129.7
Express	4,010	4,682	-14.4	-17.6	10,671	10,318	3.4
HHR	6,167	3,974	55.2	49.2	16,277	8,231	97.8
Impala	15,594	12,648	23.3	18.6	38,273	27,515	39.1
Kodiak 4/5 Series	208	319	-34.8	-37.3	501	1,050	-52.3
Kodiak 6/7/8 Series	22	128	-82.8	-83.5	58	319	-81.8
Malibu	17,750	14,772	20.2	15.5	49,339	35,600	38.6
Monte Carlo	0	0	***.*	***.*	0	3	***.*
Silverado-C/K Pickup	29,886	23,508	27.1	22.2	72,480	67,283	7.7
Suburban (Chevy)	3,885	2,119	83.3	76.3	7,880	5,708	38.1
Tahoe	6,294	5,294	18.9	14.3	14,175	13,633	4.0
TrailBlazer	37	1,083	-96.6	-96.7	125	4,584	-97.3
Traverse	8,633	6,509	32.6	27.5	20,239	18,141	11.6
Uplander	10	319	-96.9	-97.0	43	763	-94.4
Chevrolet Total	133,165	94,704	40.6	35.2	338,458	247,445	36.8
Acadia	6,824	4,997	36.6	31.3	18,762	12,988	44.5
Canyon	615	594	3.5	-0.4	1,825	2,325	-21.5
Envoy	11	565	-98.1	-98.1	45	2,052	-97.8
GMC C/T Series	14	49	-71.4	-72.5	43	110	-60.9
GMC W Series	60	167	-64.1	-65.5	165	399	-58.6
Savana	1,446	1,217	18.8	14.2	2,668	3,224	-17.2
Sierra	9,935	8,088	22.8	18.1	23,502	22,508	4.4
Terrain	4,885	0	***.*	***.*	12,976	2	***.*
Topkick 4/5 Series	144	185	-22.2	-25.2	459	611	-24.9
Topkick 6/7/8 Series	41	122	-66.4	-67.7	121	486	-75.1
Yukon	2,063	1,989	3.7	-0.3	4,827	6,078	-20.6
Yukon XL	1,610	1,113	44.7	39.1	4,014	3,627	10.7
GMC Total	27,648	19,086	44.9	39.3	69,407	54,410	27.6
Brand Total	185,406	129,368	43.3	37.8	469,353	346,135	35.6
HUMMER Total	294	831	-64.6	-66.0	855	3,106	-72.5
Pontiac Total	109	17,583	-99.4	-99.4	582	40,887	-98.6
Saab Total	0	1,265	***.*	***.*	608	2,932	-79.3
Saturn Total	2,737	7,333	-62.7	-64.1	5,924	19,843	-70.1
Other Brand Total	3,140	27,012	-88.4	-88.8	7,969	66,768	-88.1
GM Total	188,546	156,380	20.6	15.9	477,322	412,903	15.6

Global Market and Industry Analysis - Sales Reporting and Data Management	Page 2 of 2